Exhibit 99.1

RETURN DATE: Fstcv07-4012577

NATHAN BRUNDRIDGE, as Trustee of and for the BRUNDRIDGE LIVING TRUST,	No.

Plaintiff, v.	SUPERIOR COURT JUDICIAL DISTRICT OF STAMFORD- NORWALK AT STAMFORD

WAYLAND R. HICKS, LEON D. BLACK, HOWARD L. CLARK, JR., MICHAEL S. GROSS, SINGLETON B. MCALLISTER, BRIAN D. MCAULEY, JOHN S. MCKINNEY, GERALD TSAI, JR., JENNE K. BRITELL, JASON D. PAPASTAVROU, and L. KEITH WIMBUSH.	September 27, 2007

Defendants.

COMPLAINT FOR TEMPORARY INJUNCTION

Plaintiff, by the undersigned attorneys, submits this Complaint (the “Complaint”) against the defendants named herein.

NATURE OF THE ACTION

1. This is a shareholder action which seeks injunctive relief with regard to a proposed acquisition of United Rentals, Inc. (“United Rentals” or the “Company”) by Cerberus Capital Management, L.P. (“Cerberus”) for $34.50 in cash for each outstanding share of United Rentals (the “Merger”). This action seeks injunctive relief on the basis that Defendants have violated applicable law by, among other things, failing to disclose all the material facts that shareholders require in order to cast an informed vote for or against the Merger. In addition, the Merger is cleverly designed to extinguish the personal liability of many of the defendants for breaches of their fiduciary duties by ignoring obvious and pervasive problems with United Rentals’ accounting and internal control practices and procedures and failing to make a good faith effort to correct the problems or prevent their recurrence for a number of years prior to the proposed Merger.

PARTIES

2. Plaintiff Nathan Brundridge, as Trustee of and for the Brundridge Living Trust, is the owner of United Rentals common stock and has been the owner of such shares continuously since prior to the wrongs complained of herein.

3. Defendant Wayland R. Hicks served as Chief Executive Officer (“CEO”) of United Rentals from December 2003 until June 4, 2007, and has served as a director and Vice Chairman of the Board of Directors (the “Board”) since 1998.

4. Defendant Brian D. McAuley (“McAuley”) has served as a director of United Rentals since April 2004. McAuley also serves as Chairman of the Audit Committee of the Board.

5. Defendant Gerald Tsai, Jr. (“Tsai”) has served as a director of United Rentals since 2002. Tsai also serves as a member of the Audit Committee.

6. Defendant Michael S. Gross (“Gross”) has served as a director of United Rentals since 1999. Gross also served as a member of the Audit Committee until May 2004.

7. Defendant Leon D. Black (“Black”) has served as a director of United Rentals since 1999.

8. Defendant Howard L. Clark, Jr. (“Clark”) has served as a director of United Rentals since April 2004.

9. Defendant Singleton McAllister (“McAllister”) has served as a director of United Rentals since April 2004.

10. Defendant John S. McKinney (“McKinney”) has served as a director of the Company since September 1998. McKinney also served as vice president of the Company until the end of 2000.

11. Defendant Jenne K. Britell (“Britell”) has served as a director of United Rentals since December 14, 2006.

12. Defendant Keith Wimbush (“Wimbush”) has served as a director of United Rentals since April 11, 2006. Wimbush also served as a member of the Audit Committee since April 11, 2006.

13. Defendant Jason D. Papastavrou (“Papastavrou”) has served as a director of the Company since June 2005.

14. Collectively, defendants Hicks, Gross, Black, Britell, Clark, McAllister, McAuley, McKinney, Papastavrou, Tsai and Wimbush will be referred to herein as the “Defendants.”

SUBSTANTIVE ALLEGATIONS

15. United Rentals is a Delaware corporation with its principal executive offices located at Five Greenwich Office Park, Third Floor, Greenwich, Connecticut 06830. According to its public filings, United Rentals is the largest equipment rental company in North America.

16. On July 23, 2007, the United Rentals announced that it had entered into a definitive agreement under which Cerberus will acquire all outstanding shares of United Rentals common stock for $34.50 per share. At that time, United Rentals’ founder Bradley S. Jacobs (“Jacobs”) served as a director of the Company and as Chairman of the Board.

17. On August 30, 2007, the Company announced that Jacobs had resigned as Chairman and a director of United Rentals “effective August 31, 2007.”

18. On September 19, 2007, United Rentals filed its Schedule 14A (the “Proxy”) with the S.E.C., which is the final disclosure by the Company in anticipation of the shareholder vote to approve the Merger.

19. The Proxy is materially misleading in that, among other things, it omits material information needed by the Company’s public shareholders in order for them to make fully informed decisions as to whether or not they should vote for or against the Merger or seek appraisal related to the Merger. Specifically, the disclosure in the Proxy is inadequate because:

a. the Proxy fails to disclose that certain current and former officers and directors of United Rentals, including many of the Defendants, face derivative liability for having breached their fiduciary duties by ignoring obvious and pervasive problems with United Rentals’ accounting and internal control practices and procedures and failing to make a good faith effort to correct the problems or prevent their recurrence for a number of years prior to the proposed Merger;1

b. the Proxy fails to disclose that, pursuant to Delaware law, the Merger will extinguish the Derivative Action and insulate the Defendants from any liability in the Derivative Action, and that the Defendants’ desire to avoid their liability in the Derivative Action could have materially affected their decision on whether or not to approve the Merger;

[1]	On June 5, 2006, Plaintiff filed his First Amended Derivative Complaint on behalf of United Rentals (the “Derivative Action”).

c. the Proxy also fails to disclose the reason or reasons why Jacobs resigned as Chairman and as a director of United Rentals effective August 31, 2007; and

d. the Proxy fails to disclose that Jacobs has had and continues to have a significant financial conflict of interest in that he will receive an un-quantified financial benefit through the exercise and redemption of 3,671,000 warrants for United Rentals common stock and that the value of Jacobs’ personal financial interest in the Merger could have materially affected his decision whether or not to approve the Merger.2

20. As set forth above, the Proxy contains misleading information and omits material information concerning the Merger. Without material and accurate information, United Rentals shareholders cannot possibly make an informed judgment concerning whether approve the Merger or seek appraisal in connection with the Merger.

21. Furthermore, on September 13, 2007, United Rentals issued a press release announcing “that [the Company] will hold a special meeting of stockholders on October 19, 2007 for the purpose of voting on a proposal to adopt its merger agreement with Cerberus…. The meeting will be held at 10:00 a.m., local time, at the Stamford Marriot, Two Stamford Forum, Stamford, Connecticut. Stockholders of record as of the close of business on Monday, September 10, 2007 will be entitled to vote at the special meeting” (emphasis added) (the “September 13, 2007 Press Release”).

[2]

Although the Proxy discloses Jacobs’ ownership of the warrants, it fails to disclose the value of those warrants as well as any other financial interests that Jacobs may have that are different from, or in addition to, the interests of United Rentals’ stockholders.

22. Upon information and belief, after September 10, 2007, Defendants retroactively set the September 10, 2007 record date for the special meeting.

23. Pursuant to 8 Del. C. § 213(a):

the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting.

(emphasis added).

24. Upon information and belief, Defendants violated 8 Del. C. § 213(a) by setting a retroactive record date that preceded the Board’s authorization.

25. Defendants were and are under a duty:

a.	to act in the interests of the equity owners;

b.	to maximize shareholder value;

c.	to obtain the best financial and other terms when the Company’s independent existence will be materially altered by a transaction; and

d.	to act in accordance with their fundamental duties of due care, candor and loyalty.

26. By the acts, transactions and courses of conduct alleged herein, Defendants, individually and as part of a common plan and scheme or in breach of their fiduciary duties to United Rentals shareholders, including Plaintiff, are attempting unfairly to deprive Plaintiff and other United Rentals shareholders of their investment in United Rentals without disclosing all material facts necessary for an informed decision on the Merger.

27. By reason of the foregoing acts, practices and course of conduct, Defendants have failed to exercise ordinary care and diligence in the exercise of their fiduciary obligations toward United Rentals public stockholders and have violated Delaware Law.

28. Unless enjoined by this Court, Defendants will continue to breach their fiduciary duties owed to United Rentals shareholders, and may consummate the Merger which will exclude the United Rentals shareholders from their fair proportionate share of United Rentals’ valuable assets and businesses, and/or benefit them in the unfair manner complained of herein, all to the irreparable harm of the shareholders, as aforesaid.

29. Plaintiff has no adequate remedy at law.

WHEREFORE, Plaintiff demands judgment and preliminary and permanent relief, including injunctive relief, in his favor and in favor of other United Rentals shareholders and against Defendants as follows:

A.	A temporary and permanent injunction enjoining Defendants from proceeding with the shareholder vote on the Merger, currently set for October 19, 2007, unless and until Defendants set a proper record date in accordance with 8 Del. C. § 213(a) and remedy each of the alleged omissions and misrepresentations of material fact contained in the Proxy;

B.	A temporary and permanent injunction enjoining Defendants from consummating the Merger unless and until Defendants set a proper record date in accordance with 8 Del. C. § 213(a) and remedy each of the alleged omissions and misrepresentations of material fact contained in the Proxy;

C.	Directing the Defendants to exercise their fiduciary duties to fully and candidly disclose all material facts relating to the Merger;

D.	Awarding Plaintiff and United Rentals shareholders appropriate damages;

E.	Awarding Plaintiff the costs and disbursements of this action, including reasonable attorneys’ and experts’ fees;

F.	Granting such other and further relief as this Court may deem just and proper.

DATED: September 27, 2007	THE PLAINTIFF,

/s/ Michael H. Rudy
Michael H. Rudy (Jurls # 421508) 87 Rising Ridge Ridgefield, CT 06877 (203) 431-2269

SCHIFFRIN BARROWAY TOPAZ &

KESSLER, LLP

Eric L. Zagar

Michael J. Hynes

James A. Maro

280 King of Prussia Road

Radnor, PA 19087

(610) 667-7706

DANZIGER SHAPIRO & LEAVITT, PC

Douglas M. Leavitt

2101 Pine Street, Third Floor

Philadelphia, PA 19103

(215) 545-4830

Attorneys for Plaintiff